As filed with the U.S. Securities and Exchange Commission on July 22, 2011
Registration No. 333-170464

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	6022	20-0154352
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James W. Cornelsen
President and Chief Executive Officer
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716
(301) 430-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank E. Bonaventure, Esq. Ober, Kaler, Grimes & Shriver, P.C. 120 E. Baltimore Street Baltimore, Maryland 21202 (410) 685-1120

Approximate date of commencement of the proposed sale of the securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer ☐
Non–accelerated filer☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)☐

EXPLANATORY NOTE: DEREGISTRATION OF UNSOLD SECURITIES

Pursuant to a Registration Statement on Form S-4 (File No. 333-170464) Old Line Bancshares,, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2010, as amended by Amendment No. 1 to the Registration Statement filed with the SEC on December 2, 2010, and declared effective by the SEC on December 6, 2010 (the “Registration Statement”), the Company registered the issuance of up to 2,618,835 shares of its common stock, par value $0.01 per share (the “Common Stock”), to the stockholders of Maryland Bankcorp, Inc. (“MDBK”) upon the effectiveness of a merger of MDBK with and into the Company (the “Merger”).  The Merger was effective on April 1, 2011 and, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 1, 2010, by and between the Company and MDBK, 2,132,231 shares of Common Stock were issued to the former stockholders of MDBK in exchange for their stock in MDBK in the Merger.  Accordingly, the Company is seeking to deregister the 486,604 shares of Common Stock that were not issued.

Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 486,604 shares of Common Stock under the Registration Statement that were not issued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment No. 1 to the registration statement No. 333-170464 to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bowie, State of Maryland, on July 22, 2011.

OLD LINE BANCSHARES, INC.

By:	/s/ James W. Cornelsen
James W. Cornelsen,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/James W. Cornelsen	Director, President and	July 22, 2010
James W. Cornelsen	Chief Executive Officer
(Principal Executive Officer)

/s/Christine M. Rush	Senior Vice President,	July 22, 2010
Christine M. Rush	Chief Financial Officer
and Secretary (Principal Accounting
and Financial Officer)

*	Director	July 22, 2010
Charles A. Bongar, Jr.

*	Director and	July 22, 2010
Craig E. Clark	Chairman of the Board

*	Director	July 22, 2010
John P. Davey

*	Director	July 22, 2010
Daniel W. Deming

*	Director	July 22, 2010
James F. Dent

*	Director	July 22, 2010
G. Thomas Daugherty

*	Director	July 22, 2010
Nancy L. Gasparovic

*	Director	July 22, 2010
Andre' J. Gingles

*	Director	July 22, 2010
Frank Lucente, Jr.

*	Director	July 22, 2010
Gail D. Manuel

*	Director	July 22, 2010
John D. Mitchell

*	Director	July 22, 2010
Gregory S. Proctor, Sr.

*	Director	July 22, 2010
Suhas R. Shah

*	Director	July 22, 2010
John M. Suit, II

*By:     /s/ James W. Cornelsen
James W. Cornelsen
Attorney-in-Fact